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                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 30th day of December, 2000.

BETWEEN:

     UNITY WIRELESS INTEGRATION CORPORATION

     (the "Vendor")

AND:

     LYMA SALES & MANAGEMENT CORP.

     (the "Purchaser")

AND:

     UNITY WIRELESS CORPORATION

     ("Unity")

WHEREAS:

A. The Vendor carries on a wireless integration business in the State of Washington and elsewhere, and in connection therewith owns certain assets; and

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the assets and undertaking of the Vendor's business, on the terms and subject to the conditions hereinafter contained;

THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises of the parties, the parties agree as follows:

INTERPRETATION

1.1  DEFINITIONS

     Where used in this Agreement each of the words and phrases set out in Schedule "A" hereto shall have the meanings therein set forth.



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1.2  GOVERNING LAW

     This Agreement shall in all respect be governed by and be construed in accordance with the laws of the Province of British Columbia.

1.3  HEADINGS

     The headings to the clauses of this Agreement are inserted for convenience only and shall not affect the construction thereof.

1.4  ACCOUNTING TERMINOLOGY

     All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with generally accepted accounting principles, applied consistently.

1.5  SCHEDULES

     The following Schedules are incorporated by reference to this Agreement and form a part hereof:

     SCHEDULES

     A - Definitions

1.6  CURRENCY

     Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of Canada.

PURCHASE AND SALE

2.1 Upon the terms and subject to conditions of this Agreement and based on the warranties and representations herein contained, the Vendor agrees to sell and the Purchaser agrees to purchase the Assets as and from the Effective Date.

2.2 Following the closing of this transaction, Unity agrees to sell and the Purchaser agrees to purchase all the issued and outstanding shares in the capital of the Vendor pursuant to a separate Share Purchase Agreement, for a purchase price of one dollar.


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PURCHASE PRICE

3.1  The Purchase Price is $92,000.


PAYMENT OF PURCHASE PRICE

4.1  The Purchaser shall pay the Purchase Price as follows:

     (a) within one year of Closing, by the payment to Vendor of $92,000, in equal semi-annual amounts of $46,000, with interest on the unpaid balance at a rate equivalent to Prime Rate per annum.

4.2 The Vendor assigns all sale proceeds to Unity in repayment of intercompany loans and authorizes and instructs the Purchaser to make all cheques for sales proceeds payable to Unity.

REPRESENTATIONS AND WARRANTIES OF UNITY AND THE VENDOR

5.1  Unity and the Vendor represent and warrant that:

     (a) the Vendor is a corporation duly incorporated under the laws of the State of Washington and is in good standing under the laws thereof; and has the power, authority and capacity to own and dispose of the Assets and to enter into this Agreement and carry out the transactions contemplated hereby;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

     (c) the Vendor has good and marketable title to the Assets free and clear of all liens, mortgages, encumbrances, charges, pledges, security interests, equities, executions, or claims of every kind and nature whatsoever and none of the Assets is in the possession of or under the control of any other person;

     (d) there is no written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of the Business or any of the Assets.


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     (e)  there are no amounts owing by UW Singapore to Unity or any of its related companies.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1  The Purchaser represents and warrants as follows:

     (a) the Purchaser is a corporation duly incorporated under the laws of British Columbia, is validly existing and is in good standing with respect to the filing of its annual returns, and has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors; and

     (c) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the breach by the Purchaser of any term, provisions or condition of, or constitute a default by the Purchaser under, the Memorandum or Articles of the Purchaser, or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which the Purchaser is a party or by which it is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser is bound, or any statute or regulation applicable to the Purchaser.

COVENANTS OF THE PARTIES

7.1 Unity will grant to UW Singapore a non-exclusive non-assignable license to use the unregistered trade mark "Unity Wireless" in Singapore and only in respect of integration services. Unity will also grant to UW Singapore a non-exclusive non-assignable license to use the unregistered trade mark "UW-I" in Singapore and only in respect of integration services.

7.2 Within ten Business Days of Closing, the Purchaser will repay the Lyma Promissory Note in the amount of $54,000 and deliver the written consent of Orbital TMS to the assignment of the Orbital contract from the Vendor to the Purchaser included in the within sale of assets.


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7.3 No Party will issue or approve a news release or other announcement concerning the within transaction without the prior written approval of the other Parties as to the contents of the announcement, which approval will not be unreasonably withheld.

7.4 For a period of one year from closing and upon reasonable advance notice, Purchaser may use the boardroom in the Burnaby business premises of Unity, subject to availability.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 All representations, warranties, covenants and agreements made by Unity and the Vendor in this Agreement or pursuant thereto shall, unless otherwise expressly stated, survive the Closing Date, the payment of the Purchase Price and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser.

8.2 All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing Date, the payment of the Purchase Price and any investigation at any time made by or on behalf of the Vendor and shall continue in full force and effect for the benefit of the Vendor.

CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

9.1 Notwithstanding anything herein contained, the obligation of the Purchaser to complete the purchase hereunder is subject to the following conditions:

     (a) the representations and warranties of Unity and the Vendor contained in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made as of such time;

     (b) the Vendor shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

9.2 The foregoing conditions are for the exclusive benefit of the Purchaser and such conditions may be waived in whole or in part by the Purchaser on or prior to the Closing Date by delivery to the Vendor of a written waiver to that effect, signed by the Purchaser.


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CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

10.1 Notwithstanding anything herein contained, the obligation of the Vendor to complete the sale hereunder is subject to the following conditions:

     (a) the representations and warranties of the Purchaser contained in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made as of such time;

     (b) the Purchaser shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

10.2 The foregoing conditions are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at or prior to the Closing Date by delivering to the Purchaser a written waiver to that effect, signed by the Vendor.

VENDOR'S DELIVERIES

11.1 At the Closing the Vendor shall deliver or cause to be delivered to the
Purchaser:

     (a) a certified copy of a resolution of the Shareholders of the Vendor duly passed authorizing the sale of all or substantially all of the assets of the Vendor.

PURCHASER'S DELIVERIES

12.1 At the Closing the Purchaser shall deliver or cause to be delivered:

     (a)  a fully executed copy of the Share Purchase Agreement;

     (b)  executed Lyma Promissory Note;

     (c)  fully executed copy of this Agreement.

12.2 Within ten Business Days of the Closing, the Purchaser shall deliver the following:

     (a) certified cheque payable to or to the order UW Systems in the amount of $54,000, representing repayment of the UW Systems loan to Lyma; and

     (b)  executed consulting agreements for Sia Vojdani and Gan Cheong Cheng.


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ESCROW PROVISIONS

13.1 The Vendor's Solicitor will hold in escrow and undelivered the closing documents set forth in ss. 11.1 and 12.1, pending delivery of the balance of the deliverables referred to in this Agreement.

13.2 In the event of a material breach of the Share Purchase Agreement or s.
12.2 of this Agreement, the within transaction of purchase and sale shall be null and void and the Vendor's Solicitor shall return all Closing and other documents in his possession.

CLOSING

14.1 Subject to the terms and conditions hereof, the purchase and sale of the Assets shall be completed in Vancouver on the Closing Date.

14.2 Closing shall take place at the offices of Unity Wireless Corporation in Burnaby, B.C.

EFFECTIVE DATE

15.1 Notwithstanding the actual date of execution and delivery of this Agreement, the purchase and sale of Assets herein contemplated shall take effect as of and from the Effective Date.

15.2 Except where otherwise specified in this Agreement, all accounts payable and accounts receivable in connection with the Business conducted prior to the Effective Date shall be for the account of the Vendor and all transactions in the Business on or after the Effective Date shall be for the account of the Purchaser.

CONVEYANCE

16.1 On completion of the Closing, this Agreement shall, without further act or formality, operate as a transfer to the Purchaser of all Assets to be sold and purchased hereunder as the same shall be at the close of business on the Effective Date. The Vendor shall nevertheless at the Closing and from time to time after the Closing execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or its counsel shall reasonably require from the Vendor, and the Purchaser shall execute and deliver to the Vendor all such agreements of assumptions and other instruments in writing and further


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assurances as the Vendor or its counsel shall reasonably require in order to give effect to the provisions of this Agreement.

GENERAL PROVISIONS

17.1 Time shall be of the essence of this Agreement.

17.2 The parties shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

17.3 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Agreement.

17.4 This Agreement shall enure to the benefit of and be binding upon the parties, and, as applicable, their successors and assigns, and any reference herein to the Vendor or the Purchaser shall include, as applicable, their successors and assigns.

17.5 If the event of any dispute arising in any accounting or adjustment provided for in this Agreement, the matter is dispute shall be referred in the first instance to the accountants of the Purchaser and the Vendor for determination. If the accountants cannot agree on a determination of the matter in dispute within 10 days next after the reference to them, the matter in dispute shall be referred to a single arbitrator under the COMMERCIAL ARBITRATION ACT then in effect in British Columbia.

17.6 Any notice to be given under this Agreement shall be duly and properly given if delivered or if mailed by prepaid registered post in British Columbia addressed as follows and any such notice shall be deemed to be received upon delivery or forty-eight (48) hours after the hour of mailing:

     To the Vendor:      Unity Wireless Integration Corporation
                         7438 Fraser Park Drive
                         Burnaby, B.C. V5J 5B9

     To Unity:           Unity Wireless Corporation
                         7438 Fraser Park Drive
                         Burnaby, B.C. V5J 5B9


     To the Purchaser:   Lyma Sales & Management Corp.
                         c/o Siavash Vojdani
                         4790 Meadfield Drive
                         West Vancouver, B.C. V7W 2Y3


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or to such other address as any party hereto may from time to time designate by notice in writing to the others.

THE PARTIES INTENDING TO BE LEGALLY BOUND have executed this Agreement as of the date first set forth above.

UNITY WIRELESS INTEGRATION CORPORATION


/s/ Siavash Vojdani
-----------------------------------
Authorized Signatory


UNITY WIRELESS CORPORATION


/s/ Roland Sartorius
-----------------------------------
Authorized Signatory


LYMA SALES & MANAGEMENT CORP.


/s/ Siavash Vojdani
-----------------------------------
Authorized Signatory




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                                   SCHEDULE A

                                   DEFINITIONS

Wherever any of the following expressions are used in this Agreement:

1.   "Assets" means the following assets used in the Business:

     (a)  all tangible property;

     (b) all intangible property, including all the interest of the Vendor in the contract between the Vendor and Orbital TMS dated March 26, 2000 and the shareholding interest of the Vendor in Unity Wireless Integration (S) Pte Ltd., a Singapore company.

2. "Business" means the business currently and heretofore carried on by the Vendor for the integration of wireless services.

3. "Closing" means the completion of the sale and purchase of the Assets hereunder by the transfer and conveyance thereof and the payment of or provision for the Purchase Price, all as provided herein.

4. "Closing Date" means Friday, December 29, 2000 or such other date as shall be agreed upon by the parties hereto.

5.   "Effective Date" means December 30, 2000.

6. "Lyma Promissory Note" means the $54,000 demand promissory note from Lyma as borrower, in favour of UW Systems as lender, and dated July 1, 2000.

7. "Orbital Contract" means the contract between the Vendor and Orbital TMS dated March 26, 2000.

8.   "Orbital TMS" means Orbital Sciences Corporation, TMS Division.

9.   "Prime Rate" means the prime rate of HSBC Canada from time to time.

10. "Purchase Price" shall mean the purchase price for the Assets as set forth in Section 3.1.

11. "Share Purchase Agreement" means the Share Purchase Agreement among the Purchaser, the Vendor and Unity dated December 31, 2000;


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12.  "UW Singapore" means Unity Wireless Integration (S) Pte Ltd., a Singapore company.

13. "UW Systems" means Unity Wireless Systems Corporation, a British Columbia company.

14.  "Vendor's Solicitor" means Michael Stunden, general counsel for the Vendor.